UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  June 18, 2020
(Date of earliest event reported: June 12, 2020)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive offices) ( Zip Code)
Registrant’s telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to the COVID-19 pandemic, Haverty Furniture Companies, Inc. (the “Company” or “Havertys”) implemented a business continuity plan. As part of the expense-reduction measures, Havertys’ chief executive officer recommended, and the board of directors approved a reduction in the 2020 annual base salaries of the named executive officers (the "NEOs"). Effective April 1, 2020, the base salary for Clarence H. Smith, president and chief executive officer, was reduced by 40%, and the base salaries of the Company’s other NEOs were reduced by 25%.

In addition, the board suspended its cash compensation for non-employee directors.

On June 16, 2020, the board of directors approved the reinstatement of the base salaries of the Company’s NEOs and executive officers effective July 1, 2020.

The board also approved reducing by 25% the portion of the annual board retainer designated to be paid in cash as disclosed in the Company’s Proxy Statement filed with the SEC on April 1, 2020. The reduction will be applied to any related amounts elected to be deferred by the directors under the Directors Deferred Compensation Plan. The reduction does not apply to the additional retainers for committee chairs or lead director.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On April 1, 2020, Havertys filed its definitive proxy statement (the “Proxy Statement”) in connection with the Company’s 2020 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) held Friday, May 15, 2020. The final voting results for each proposal in the Proxy Statement was previously reported in our Current Report on Form 8-K filed on May 20, 2020.

On May 5, 2020, the Company filed a Supplement to the Proxy Statement announcing the Annual Meeting would be reconvened on June 12, 2020 (the “Reconvened Annual Meeting”) to provide for time for stockholders to vote on an additional proposal. The additional proposal asked stockholders to provide a non-binding advisory vote on the Company’s Named Executive Officer (“NEO”) compensation, as described in the Supplement to the Proxy Statement filed on May 5, 2020.

Represented at the Reconvened Annual Meeting in person or by proxy were 1,199,276 shares of Class A common stock, or approximately 78.30% of eligible Class A common stock, and 13,793,822 shares of common stock, or approximately 80.25% of eligible common stock shares.

The holders of shares of common stock and Class A common stock vote together as a single class and holders of common stock are entitled to one vote for each share of stock and holders of Class A common stock are entitled to ten votes for each share of stock.  At the Reconvened Annual Meeting, this matter is an advisory vote which requires an affirmative vote of a combined majority of the votes cast.

The final voting results for Proposal 3 described in greater detail in Havertys' Supplement to the Proxy Statement filed on May 5, 2020 follow below:

   Proposal 3:  Advisory Vote on Our Named Executive Officers’ Compensation.

The stockholders voted “For” the advisory vote on our named executive officers’ compensation.  The voting results were as follows:

	For	Against	Abstain
Advisory Vote on Our Named Executive Officers’ Compensation	25,573,092	189,169	24,321

Item 7.01 Regulation FD Disclosure

On April 1, 2020, Havertys announced certain business continuity steps. These steps included the CEO’s election to reduce his base salary by 40% and the reduction in the base salaries for all other officers and managers by tiered amounts. The Company also announced the suspension of its matching contributions to the Havertys 401k Plan and the cash portion of the retainer fees to the Company’s board of directors.

The Company resumed its retail and distribution operations in most of its markets on May 1, 2020 and virtually all locations by May 20, 2020. Havertys reinstated the salaries of its managers in mid-May.  The salaries for the Company’s officers, including its named executive officers, will be reinstated effective July 1, 2020.

The Company will also resume its matching contributions to the Havertys 401(k) Plan effective July 1, 2020.

The retainer fees to non-employee directors designated to be paid in cash in November 2020, or by election to be deferred, will be reduced by 25%.

The disclosure set forth in Item 5.02(e) above is incorporated by reference into and furnished under this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
June 18, 2020	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary